FIRST QUARTER 2022 EARNINGS PRESENTATION May 10, 2022

2 DISCLAIMER This Presentation contains certain forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance of The Beauty Health Company (the "Company"), the calculation of certain key financial and operating metrics, capital expenditures, the introduction of new products, expansion into new markets and the ability to execute certain strategic initiatives. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. These are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this Presentation, and may include, without limitation, changes in general economic conditions as a result of COVID-19, all of which are subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this Presentation constitute the Company’s judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this Presentation are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions we believe to be reasonable, there is no assurance that the expected results will be achieved. Many factors could adversely affect our business and financial performance. We discussed a number of material risks in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Description of Non-GAAP Financial Measures In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Management uses adjusted gross margin to measure profitability and the ability to scale and leverage the costs of Delivery Systems and Consumables. The continued growth of Delivery Systems is expected to improve adjusted gross margin, as additional Delivery Systems sold will increase our recurring Consumables net sales, which has higher margins. Management believes adjusted gross profit and adjusted gross margin are useful measures to the Company and its investors to assist in evaluating operating performance because they provide consistency and direct comparability with past financial performance and between fiscal periods, as the metrics eliminate the effects of amortization and depreciation, which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted gross margin has been and will continue to be impacted by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. Management expects adjusted gross margin to fluctuate over time depending on the factors described above. Management uses adjusted EBITDA and adjusted EBITDA margin to facilitate internal comparisons of historical operating performance on a more consistent basis and uses these measures for business planning purposes. Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects adjusted EBITDA margin to increase over the long-term, as the Company continues to scale and achieve greater operating leverage. The Company calculates adjusted EBITDA as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; interest expense; income tax benefit (expense); depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); and restructuring costs (including those associated with COVID-19).

3 j AGENDA 1 Opening Remarks First Quarter 2022 Financial Results 2022 Outlook Q&A 2 3 4

4 OPENING REMARKS ANDREW STANLEICK President and Chief Executive Officer

5 KEY HIGHLIGHTS OUTLOOK AND CONVICTION REMAIN POSITIVE  Raising FY22 net sales guidance to a range of $330 – $340 million, reaffirming FY22 adj. EBITDA1 guidance of $50 million 3 STRIDES MADE IN EXECUTION AGAINST STRATEGIC MASTER PLAN  Significant progress made in advancing all five pillars 4 HIGHLY SUCCESSFUL LAUNCH OF SYNDEO  Strong enthusiasm for product 2 STRONG NET SALES GROWTH DRIVEN BY INCREASING NEW DOOR COUNT & STRATEGIC SYNDEO PROMOTIONS  Net sales of $75.4mm increased 58.6% vs 1Q211 1 Non-GAAP measure; please refer to the appendix for historical reconciliations to the appropriate GAAP measure

6 THE MASTER PLAN We are a category creator. We deliver beauty health experiences – reinventing our consumer’s relationship with their skin, bodies, and self-confidence. Expand our footprint by selling innovative products and connected experiences to providers and consumers Invest in our providers, especially the trusted a/esthetician, turning them into brand evangelists and advocates providing first-class experiences Nurture direct relationships with our consumers, building brand awareness and driving them to our trusted community Build our global infrastructure and a connected technology platform to fuel growth and community engagement Supercharge our platform with targeted acquisitions to complement our portfolio and spin our flywheel faster

SYNDEO ROADMAP

Phased delivery system rollout designed to reward a loyal core community, address untapped markets, and drive sales



CONNECTIVITY

HANDS-FREE LED LIGHT THERAPY

GESTURE CONTROL

Execution Plan

	1Q 2022	2Q 2022	2H 2022	2023+
Phase I ▪ Unveil new delivery system ▪ Targeted, promotion-led trade-up program to reward loyal provider base ▪ Generate excitement throughout BeautyHealth community				
Phase II ▪ Focused effort to place new units and grow in sizable underpenetrated US market				
Phase III ▪ Continue expansion and launch internationally				

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8 N ew Y or k Lo nd on INVESTING IN OUR PROVIDERS AMWC 2022

9 COMING SOON X

10 THE CONSUMER REMAINS HIGHLY ENGAGED Google Search Trends for “HydraFacial” at All-Time Highs1 1 Source: Worldwide Google Trends for the period 01/01/16 – 03/31/22 2 Source: “Previous” = third-party research 2019 reflecting pre-COVID conditions, “Current” = third-party research 2022 44 HydraFacial Net Promoter Score 40 HydraFacial Net Promoter Score Previous2 Current2

11 BUILDING OUR GLOBAL INFRASTRUCTURE  Continued supply chain and logistics efficiencies  3PL in Frankfurt to service EMEA in process  Deepening the talent bench  Technology  Marketing  Communications  China Beijing SingaporeShanghai HFX Tokyo HFX London HFX 1 Photo shown is a rendering Paris HFX1

12 ACQUISITIONS: ENHANCING THE FLYWHEEL  Differentiated product or service / high Net Promoter Score  Complementary to our existing platform and community, leveraging the trusted a/esthetician  Financially attractive profile via compelling revenue growth, recurring revenue characteristics, and / or profitability Acquisition criteria WELLNESS TRADITIONAL BEAUTY MEDICAL AESTHETICS 1 2 3

13 THE MASTER PLAN We are a category creator. We deliver beauty health experiences – reinventing our consumer’s relationship with their skin, bodies, and self-confidence. Expand our footprint by selling innovative products and connected experiences to providers and consumers Invest in our providers, especially the trusted a/esthetician, turning them into brand evangelists and advocates providing first-class experiences Nurture direct relationships with our consumers, building brand awareness and driving them to our trusted community Build our global infrastructure and a connected technology platform to fuel growth and community engagement Supercharge our platform with targeted acquisitions to complement our portfolio and spin our flywheel faster

14 FIRST QUARTER RESULTS & 2022 OUTLOOK LIYUAN WOO Chief Financial Officer

THE HYDRAFACIAL ECONOMIC MODEL



3
Provider delivers HydraFacial experience to consumer
1
Delivery System sold to provider
2
Consumables purchased by provider

- First-time buyers
- Existing providers buying additional Delivery Systems
- Existing providers upgrading older Delivery Systems

1. Provider purchases a Delivery System, enabling them to offer HydraFacial experiences to their consumers
2. Each HydraFacial experience requires the use of consumables (tips, solutions, serums)
   - These consumables are sold exclusively by BeautyHealth to our providers
3. Provider markets HydraFacial to their consumers
   - BeautyHealth drives additional consumer awareness with marketing activation, pushing additional demand to our providers
   - Consumers visit on a recurring basis (our superconsumers visit 8x / year)
   - Provider recognizes high ROI realized by offering HydraFacial experiences, leading to additional Delivery System purchases

Glossary of Key Performance Indicators

- Delivery Systems Sold: Number of Delivery Systems sold during a period
- Install Base: Total number of Delivery Systems actively employed by providers to offer experiences to consumers
- Delivery System ASP: Average sale price for a Delivery System

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16 FIRST QUARTER 2022 FINANCIAL HIGHLIGHTS Adjusted EBITDA ($mm)1 Net Sales ($mm) Gross Margin Net Income (Loss) ($mm) Note: Totals may not sum due to rounding 1 Non-GAAP measure; please refer to the appendix for a reconciliation to the appropriate GAAP measure $21,462 Delivery System ASP 21,719 Install Base 1,849 Delivery Systems Sold Key Performance Indicators

17 FIRST QUARTER COST DETAIL % Sales ($mm) 1Q22 4Q21 1Q21 ∆ (4Q21 / 1Q21) 1Q22 4Q21 1Q21 ∆ (4Q21 / 1Q21) Commentary Gross Profit $51.9 $56.8 $31.7 ($4.8) / +$20.2 68.9% 72.9% 66.8% (401 bps) / +211bps  Higher sales volumes, fixed cost leverage, and margin accretion from distributor acquisitions, partially offset by higher supply chain and logistics costs and trade-up impact from Syndeo Selling & Marketing 36.4 37.1 17.1 (0.6) / +19.3 48.3% 47.6% 36.0% +70 bps / +1,232 bps  Global Sales Meeting expenses, increased global marketing spend, and higher personnel-related expenses globally G&A 26.3 25.0 10.8 +1.2 / +15.5 34.8% 32.2% 22.7% +267 bps / +1,208 bps  Increased spend on developing infrastructure for global expansion, as well as one-time costs R&D 2.2 1.9 1.5 +0.4 / +0.8 3.0% 2.4% 3.1% +55 bps / (10bps)  Syndeo and continued investment in technology and innovative products and services

18 BALANCE SHEET HIGHLIGHTS Cash and Cash Equivalents  $859.2 million cash and cash equivalents on balance sheet1 Warrants  Approximately 7 million Private Warrants outstanding Convertible Debt  $750 million 1.25% convertible notes due 2026  Use of proceeds: capped call transaction, potential future acquisitions, working capital expenditures, and general corporate purposes  Conversion price of $31.76; capped call agreement provides dilution protection up to $47.94 Revolving Credit Facility  $50 million Senior Secured Credit Facility remains undrawn; current undrawn commitment fee of 25 bps  Allows flexibility for future M&A; ex-US operations unencumbered; convertible debt excluded from covenants Shares Outstanding  Approximately 151 million current shares outstanding2 Ample liquidity to invest in the BeautyHealth community and pursue disciplined M&A March 31, 2022 (unless otherwise stated) 1 Includes proceeds from $750 million convertible debt issued in September 2021; 2 As of 05/04/22

19 RAISING OUR 2022 NET SALES OUTLOOK Net Sales Outlook ($mm) Reaffirming Adjusted EBITDA Outlook ($mm)1 27% – 31% 2022E Net Sales Growth Final elevated investment year Return to EBITDA focus in 2023 1 Non-GAAP measure; please refer to the appendix for a reconciliation to the appropriate GAAP measure Prior Guidance Current Guidance 2019 2020 2021 2022E

20 Q&A LIYUAN WOO Chief Financial Officer ANDREW STANLEICK President and Chief Executive Officer

21 APPENDIX

RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin

($mm)	Three months ended March 31, 2022	2021
Net sales	$75.4	$47.5
Less: cost of sales	23.5	15.8
Gross profit	$51.9	$31.7
Gross margin	**68.9%**	**66.8%**
Adjusted to exclude the following:		
Stock-based compensation expense	0.2	–
Depreciation and amortization expense	2.7	2.6
Adjusted gross profit	$54.8	$34.3
Adjusted gross margin	72.7%	72.2%

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin

($mm)	Three months ended March 31, 2022	2021
Net sales	$75.4	$47.5
Net income (loss)	32.5	(3.3)
Adjusted to exclude the following:		
Change in fair value of warrant liability	(52.1)	–
Amortization expense	3.7	2.9
Stock-based compensation expense	7.0	0.0
Other expense (income)	0.9	0.0
Management fees[1]	–	0.1
Transaction related costs[2]	1.0	0.7
Other non-recurring and one-time fees[3]	2.0	0.1
Aggregate adjustment for income taxes	(3.6)	(0.8)
Adjusted net income (loss)	($8.5)	($0.1)
Depreciation expense	1.4	0.7
Interest expense	3.4	5.7
Income tax benefit (expense)	–	–
Foreign currency (gain) loss, net	(0.4)	0.3
Remaining benefit for income taxes	6.2	0.5
Adjusted EBITDA	$2.2	$7.0
Adjusted EBITDA margin	2.9%	14.8%

[1] Represents quarterly management fees paid to the former majority shareholder of HydraFacial based on a pre-determined formula. Following the Business Combination, these fees are no longer paid

[2] For the three months ended March 31, 2022, such amounts primarily represent direct costs incurred in relation to potential acquisitions. For the three moths ended March 31, 2021, such amounts represent direct costs incurred with the Business Combination and to prepare HydraFacial to be marketed for sale by HydraFacial's shareholders in previous periods. These costs do not have a continuing impact

[3] For the three months ended March 31, 2022, such costs represent one-time personnel costs related to executive recruiting, executive severance, and a CEO sign-on bonus. Such costs for the three months ended March 31, 2021 primarily represent personnel costs associated with restructuring HydraFacial's sales force and costs associated with a former warehouse and assembly facility during the transition period, offset by a legal settlement received in favor of HydraFacial

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23 RECONCILIATION OF NON-GAAP MEASURES (CONT’D) Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin 1 Represents quarterly management fees paid to the former majority shareholder of the Company based on a pre-determined formula. Following the Business Combination, these fees are no longer paid 2 Such amounts primarily represent direct costs incurred with the Business Combination, including $21.0 million paid to the former owner of HydraFacial, and to prepare HydraFacial to be marketed for sale by HydraFacial’s shareholders in previous periods 3 Such costs primarily represent one-time retention awards related to the distributor acquisitions and executive recruiting and severance fees ($mm) Year Ended December 31, 2021 Net sales $260.1 Net income (loss) (375.1) Adjusted to exclude the following: Change in fair value of warrant liability 277.3 Change in fair value of earn-out shares liability 47.1 Depreciation & amortization expense 17.8 Stock-based compensation expense 12.4 Interest expense 11.8 Income tax benefit (2.2) Foreign currency loss, net 0.1 Other expense (income) 4.5 Management fees1 0.2 Transaction related costs2 34.9 Other non-recurring and one-time fees3 4.0 Adjusted EBITDA $32.7 Adjusted EBITDA margin 12.6%

24 WE ARE A CATEGORY CREATO R… DEMO NSTRATING EXCITING GRO WTH... USING A PRO FITABLE & SCALABLE BUSINESS MO DEL... IN A MARKET WITH HUGE GLO BAL O PPO RTUNITY.